EXHIBIT 10.13


                          RECOURSE SECURED DEMAND NOTE
                          ----------------------------

$1,336,027                                                         April 3, 2001


                  FOR VALUE RECEIVED, the undersigned, EDWIN H. WEGMAN (the "Borrower"), hereby promises to pay to the order of BIOSPECIFICS TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), the principal sum of One million three hundred thirty six thousand and twenty seven dollars ($1,336,027) (the "Principal Amount") in lawful money of the United States of America, payable on demand, and to pay simple interest at the rate of 9% per annum (the "Interest Rate") (computed on the basis of a 365 or 366 day year, as the case may be) on the unpaid principal amount from and after the date of each of the borrowings as set forth on Schedule A. At the time of payment of any principal amount, the interest accrued on that amount shall be payable at that time (with such interest being credited prior to the principal).

                  This Note is intended to be evidence of the borrowing of the Principal Amount by the Borrower from the Company (the "Loan"). Payment of the principal of and interest on this Note is secured pursuant to the terms of a Stock Pledge Agreement, dated as of even date herewith, between the Borrower and the Company (the "Pledge Agreement"), reference to which is made for a description of the collateral provided thereby and the rights of the Company and the holder of this Note in respect of such collateral.

                  This Note is subject to the following further terms and conditions:

                  1. Payment and Prepayment. All payments and prepayments of principal of and interest on this Note shall be made to the Company or its order, or to the legal holder of this Note or such holder's order, in lawful money of the United States of America at the principal offices of the Company (or at such other place as the holder hereof shall notify the Borrower in writing). The Borrower may, at his option, prepay this Note in whole or in part at any time or from time to time without penalty or premium. Any prepayments of any portion of the principal amount of this Note shall be accompanied by payment of all interest accrued but unpaid on the principal amount being prepaid. Upon final payment of principal of and interest on this Note it shall be surrendered for cancellation.


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                  2.  Events of Default. Upon the occurrence of any of the
following events ("Events of Default"):

                      (a) If the Borrower shall default in the payment of any
                  principal or interest due under this Note or any under the Pledge Agreement when the same shall become due and payable, whether at maturity or by acceleration or otherwise; or

                      (b) If the Borrower shall file a voluntary petition in
                  bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or other applicable federal, state or other statute, law or regulation, or shall file any answer admitting the material allegation of a petition filed against the Borrower in such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Borrower of all or any substantial part of the properties of the Borrower, or the Borrower shall commence the winding up or the dissolution or liquidation of the Borrower; or

                      (c) If the Borrower should breach any of the covenants,
                  representations, warranties, terms or conditions contained in this Note or in the Pledge Agreement and, if such breach is of a type that is curable, such breach is not cured within fifteen (15) days after the Borrower becomes aware of such breach;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (b) above with respect to the Borrower, automatically the Note shall immediately terminate and the entire principal amount of this Note outstanding and any accrued and unpaid interest hereunder shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived, and
(B) if such event is any Event of Default specified in paragraphs (a) and (c), the holder of this Note may declare, by notice of default given to the Borrower, the entire principal amount of this Note to be forthwith due and payable, whereupon the entire principal amount of this Note outstanding and any accrued and unpaid interest hereunder shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived. Upon the occurrence of any Event of Default, the accrued and unpaid interest hereunder shall thereafter bear the same rate of interest as on the principal hereunder, but in no event shall such interest be charged which would violate any applicable usury law.

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                  3.  Representations of Borrower. The Borrower hereby
represents and warrants to the Borrower as follows: (a) the Borrower has the power and authority to make, deliver and perform this Note; (b) this Note has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms; and (c) the execution, delivery and performance by the Borrower of this Note (i) will not violate any law or regulation, or any order or decree of any court or government instrumentality, (ii) will not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement, or any other instrument to which the Borrower is a party or any of its assets or properties is bound, and
(iii) does not require the consent or approval of any governmental body, agency, authority or any other Person which consent has not been obtained.

                  4. Costs and Expenses. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Borrower in connection with the enforcement of any of the Borrower's rights and remedies under this Note.

                  5. Remedies. No failure or delay on the part of the holder of this Note in exercising any of its rights, powers or privileges hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

                  6. Waiver. The Borrower hereby waives presentment, demand for payment, notice of default, dishonor or nonpayment, protest and notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

                  7. Assignment. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

                  8. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.





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


                  IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Borrower on the date first above written.



April 3, 2001



                                                  /s/ Edwin H. Wegman
                                                  ------------------------------
                                                      Edwin H. Wegman







                                      -4-


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                                   SCHEDULE A

Principal balance due on Note dated April 24, 2000                   $  865,394

Borrowings & interest from April 24, 2000 to April 3, 2001, net         470,633
                                                                     ----------

Total principal balance at April 3, 2001                             $1,336,027
                                                                     ----------



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